CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment on Form N-4 of Variable Annuity Account Seven of American General Life Insurance Company (“Variable Annuity Account Seven”) of our report dated April 22, 2020, relating to the financial statements of Variable Annuity Account Seven, which appears in the Post-Effective Amendment No.8 to the registration statement on Form N-4 (File No. 333-185807). We also consent to the incorporation by reference in this registration statement of our report dated April 22, 2020, relating to the statutory basis financial statements of American General Life Insurance Company which appears in the Post-Effective Amendment No.8 to the registration statement on Form N-4 (File No. 333-185807). We also consent to the incorporation by reference in this Registration Statement of our report dated April 17, 2020, relating to the statutory basis financial statements of American Home Assurance Company which appears in the Post-Effective Amendment No.8 to the registration statement on Form N-4 (File No. 333-185807). We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 7, 2020